Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SOUTHCROSS ENERGY PARTNERS, L.P.

This Certificate of Limited Partnership, dated April 12, 2012 has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.              Name.  The name of the limited partnership is Southcross Energy Partners, L.P.

2.              Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are as follows:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3.              General Partner.  The name and the business, residence or mailing address of the general partner are as follows:

Southcross Energy Partners GP, LLC

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

EXECUTED as of the date first written above.

By:	/s/ David W. Biegler
David W. Biegler
Authorized Person